UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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UNITY BIOTECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020
To the Stockholders of Unity Biotechnology, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Unity Biotechnology, Inc., a Delaware corporation (the “Company”), will be held on June 18, 2020, at 9:00 a.m. local time. In light of the coronavirus/COVID-19 outbreak and governmental decrees that in-person gatherings be postponed or cancelled, and in the best interests of public health and the health and safety of our Board of Directors, employees and stockholders, we are holding a virtual-only meeting. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/UBX2020 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.
The Annual Meeting will be held for the following purposes:
1.	To elect three Class II directors to hold office until the 2023 annual meeting of stockholders or until their successors are elected;
2.
To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 20, 2020 (the “Record Date”), can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
By Order of the Board of Directors

/s/ ANIRVAN GHOSH, PH.D.
Anirvan Ghosh, Ph.D.
Chief Executive Officer
South San Francisco, California
April 24, 2020

UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080
PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2020
We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Unity Biotechnology, Inc. (referred to herein as the “Company”, “Unity”, “we”, “us” or “our”), is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2020, at 9:00 a.m. local time, virtually at www.virtualshareholdermeeting.com/UBX2020. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 20, 2020 (the “Record Date”), for the first time on or about May 1, 2020. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at http://ir.unitybiotechnology.com/investor-relations.
The only outstanding voting securities of Unity are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 49,025,254 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access by our stockholders on or about May 1, 2020, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 49,025,254 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•	Proposal 1—the election of three Class II directors to hold office until our 2023 annual meeting of stockholders; and
•	Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2020.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.
•
To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/UBX2020 during the Annual Meeting. You will need the 16-digit control number which appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. For additional details on the virtual meeting, please see page 5 of this Proxy Statement.

•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”), has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposal?
With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected.
With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:
•	“For” the election of each of the three nominees for director; and
•	“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 285 East Grand Ave., South San Francisco, CA 94080.
•	You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. local time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/UBX2020 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the virtual Annual Meeting?
Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/UBX2020. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.
Is technical assistance provided before and during the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2021, to our Corporate Secretary at 285 East Grand Ave., South San Francisco, CA 94080; provided that if the date of the annual meeting is more than 30 days from June 18, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 18, 2021, and March 22, 2021; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 18, 2021, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares during the Annual Meeting or by proxy. On the Record Date, there were 49,025,254 shares outstanding and entitled to vote. Accordingly, 24,512,628 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) (a) December 31, 2023, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of 10 seated directors, divided into the three following classes:
•	Class I directors: Nathaniel E. David, Ph.D., Anirvan Ghosh, Ph.D., David L. Lacey, M.D. and Robert T. Nelsen, whose current terms will expire at the annual meeting of stockholders to held be in 2022;
•	Class II directors: Paul L. Berns, Graham K. Cooper and Camille D. Samuels, whose current terms will expire at the Annual Meeting; and
•	Class III directors: Keith R. Leonard, Jr., Kristina M. Burow and Margo R. Roberts, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2021.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Messrs. Berns and Cooper and Ms. Samuels have been nominated to serve as Class II directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class II nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 20, 2020, and position/office held within the Company:
Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Nathaniel E. David, Ph.D.	52	President and Director	2011
Anirvan Ghosh, Ph.D.	56	Chief Executive Officer and Director	2020
David L. Lacey, M.D.(3)(4)	67	Director	2018
Robert T. Nelsen	56	Director	2011

Class II Directors whose terms expire at the Annual Meeting of Stockholders
Paul L. Berns(1)(2)	53	Director	2018
Graham K. Cooper(1)(2)	50	Director	2017
Camille D. Samuels(1)	48	Director	2015

Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders
Keith R. Leonard Jr.	58	Chairman and Director	2016
Kristina M. Burow(2)(3)	46	Director	2011
Margo R. Roberts, Ph.D.(3)(4)	65	Director	2018
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Science Committee.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Paul L. Berns has served as a member of our board of directors since March 2018. Mr. Berns has been a consultant in the pharmaceutical industry since July 2016, as well as from August 2012 to March 2014 and from July 2005 to March 2006. Mr. Berns has been a member of ARCH Venture Partners since August 2018. From March 2014 to June 2016, Mr. Berns served as President and Chief Executive Officer and Chairman of the Board at Anacor Pharmaceuticals, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. in 2016. Previously, Mr. Berns served as President and Chief Executive Officer of Allos Therapeutics, Inc., a biopharmaceutical company, from March 2006 to September 2012, when it was acquired by Spectrum Pharmaceuticals, Inc. Mr. Berns was President and Chief Executive Officer of Bone Care International, Inc., a specialty pharmaceutical company, from June 2002 to July 2005, when it was acquired by Genzyme Corporation. Prior to that, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories from 2001 to 2002, and from 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, when it was acquired by Abbott Laboratories in 2001. Earlier in his career, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company from 1990 to 2000. Mr. Berns is currently a board member of the privately held company, Gideon Health (since August 2019), the privately held company, the privately held company, BlackThorn Therapeutics Inc. (since November 2018), and the publicly held company, Jazz Pharmaceuticals, PLC (since April 2010). Mr. Berns previously served on the boards of Menlo Therapeutics, Inc. (from November 2017 to March 2020), Anacor Pharmaceuticals, Inc. (from June 2012 to June 2016), XenoPort, Inc. (from November 2005 to May 2016), Allos Therapeutics, Inc. (from March 2006 to September 2012), and Bone Care

International, Inc. (from June 2002 to July 2005). Mr. Berns received his B.S. in Economics from the University of Wisconsin. We believe that Mr. Berns is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry and his service as a director of a number of public pharmaceutical companies.
Graham K. Cooper has served as a member of our board of directors since April 2017. From March 2018 until May 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc., from February 2013 until its acquisition by Celgene in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche, and was previously a C.P.A. Mr. Cooper currently serves on the board of directors of Beam Therapeutics, Inc., a public biotechnology company, Kezar Life Sciences, Inc., a public biotechnology company, and Applied Molecular Transport Inc., a private biotechnology company. Mr. Cooper received a B.A. in Economics from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Cooper is qualified to serve on our board of directors due to his significant financial and accounting experience in the life sciences industry.
Camille D. Samuels has served as a member of our board of directors since March 2015. Ms. Samuels has been a Partner of Venrock, a venture capital firm, since May 2014. Prior to that, she served as a Managing Director of Versant Ventures, a life sciences venture capital firm, from February 2000 to December 2012. She previously served as a board member or a board observer on other public healthcare companies, including Achaogen, Inc., Carmenta Biosciences, Fluidigm Corporation, Genomic Health, Inc., KYTHERA, Novacardia, Inc., ParAllele BioScience, Inc., RegenXBIO and Syrrx. Prior to her venture career, Ms. Samuels held business development and strategic marketing roles at Tularik Inc., a public biotechnology company, acquired by Amgen and Genzyme Corp. Ms. Samuels received a B.A. in Biology from Duke University and an M.B.A. from Harvard Business School, both with high distinction.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders
Keith R. Leonard, Jr., has served as our Chairman since January 2016 and served as our Chief Executive Officer from October 2016 to March 2020. Mr. Leonard was a co-founder of and served as President and Chief Executive Officer of KYTHERA Biopharmaceuticals, Inc., a public biopharmaceutical company from August 2005 until its acquisition by Allergan plc, a public pharmaceutical company, in October 2015. Prior to that, Mr. Leonard held roles of increasing responsibility at Amgen Inc., a public biotechnology company, from October 1991 to November 2004, including as Senior Vice President and General Manager of Amgen Europe. Mr. Leonard currently serves on the board of directors of Sanifit Laboratories S.L., a biopharmaceutical company and Intuitive Surgical, Inc., a public medical device company. He previously served on the boards of directors of Sienna Biopharmaceuticals, a public biopharmaceutical company, Affymax, Inc., a public biotechnology company, Anacor Pharmaceuticals, Inc., a public biopharmaceutical company, and ARYx Therapeutics, Inc., a public biopharmaceutical company. Mr. Leonard was formerly an active duty officer in the United States Navy. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe that Mr. Leonard is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life science industry, as well as experience as a director of public companies.
Kristina M. Burow has served as a member of our board of directors since its inception in November 2011. Ms. Burow has served as Managing Director of ARCH Venture Partners since November 2011 and previously held roles of increasing responsibility at ARCH from August 2002 to November 2011. Ms. Burow currently serves on the boards of directors of several biopharmaceutical and biotechnology companies, including Vividion Therapeutics, Inc., Lycera Corp., BlackThorn Therapeutics, Inc., Metacrine, Inc., Scholar Rock, Inc., AgBiome Inc., Vir Biotechnology Inc., and AgTech Accelerator, an agricultural technology startup accelerator. She previously was a co-founder and member of the board of directors of Receptos, Inc., a public pharmaceutical company, until its acquisition by Celgene Corporation, a public biopharmaceutical company, and of Sapphire Energy, Inc., an energy company. Ms. Burow has participated in a number of other ARCH portfolio companies including KYTHERA, Siluria Technologies, Inc., an energy company, Ikaria, Inc., a biotechnology company, acquired by Madison Dearborn Partners, a private equity firm, and Sienna Biopharmaceuticals, a public biopharmaceutical company. Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego and an early employee at the Genomics Institute of the Novartis Research Foundation. Ms. Burow received a B.A. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University, and an M.B.A. from the University of Chicago. We believe that Ms. Burow is qualified to serve on our board of directors due to her extensive experience investing in biopharmaceutical and biotechnology companies and her experience on boards of directors in the medical industry.
Margo R. Roberts, Ph.D., has served as a member of our board of directors since December 2018. Since January 2019, Dr. Roberts has served as Chief Scientific Officer of Lyell Immunopharma, Inc. Previously, Dr. Roberts served in multiple roles at Kite Pharma Inc., a public biopharmaceutical company acquired by Gilead in October 2017, including most recently as Senior Vice President of Discovery Research and Chief Scientific Officer from August 2011 to July 2018. Prior to that, Dr. Roberts served in multiple roles, including Principal Scientist and Director of Immune and Cell Therapy, at Cell Genesys, Inc., a biotechnology company, from January 1990 to December 1998. Dr. Roberts has also served as an associate professor at the University of Virginia from 1999 to 2011. Dr. Roberts is currently a member of board of Celyad SA, a public biotechnology and manufacturing services company, and InsTIL Bio Inc, a private biotechnology company focused on cellular manufacturing in oncology. Dr. Roberts received both her Bachelor of Science degree with honors and her Ph.D. degree from the University of Leeds in England. We believe that Dr. Roberts is qualified to serve on our board of directors because of her extensive experience in the biopharmaceutical industry.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Nathaniel E. David, Ph.D., is our co-founder and has served as a member of our board of directors since its inception in November 2011, our President since January 2016, and as our Chief Executive Officer from our inception until January 2016. Dr. David was a co-founder of and served as Chief Science Officer of KYTHERA from January 2005 to September 2009 and a member of the board of directors from its inception until its acquisition by Allergan. He was a co-founder of Syrrx, Inc., a biotechnology company which was acquired by Takeda Pharmaceutical Company Limited, a public pharmaceutical company where he was Director of Business

Development from 1999 to 2003. Dr. David was also a co-founder of Achaogen, Inc., a public biotechnology company, and Sapphire Energy, Inc., an energy company. Dr. David currently serves on the board of trustees of the University of California Foundation. Dr. David previously served on the board of trustees of the Buck Institute for Research on Aging, and on the board of directors of Sapphire Energy, Inc. Dr. David received an B.A. in Biology from Harvard University and a Ph.D. in Molecular and Cellular Biology from the University of California, Berkeley. We believe that Dr. David is qualified to serve on our board of directors due to his extensive scientific and operational background gained as a research scientist, founder, and executive focused on life science and pharmaceutical companies.
Anirvan Ghosh, Ph.D., has served as our Chief Executive Officer since March 2020. Prior to that, Dr. Ghosh was the Senior Vice President, Head of Research and Early Development at Biogen, a private biotechnology company, from April 2017 to March 2020. Dr. Ghosh was the Chief Scientific Officer at E-Scape Bio, a public biopharmaceutical company, from May 2016 to April 2017. Prior to that, Dr. Ghosh was the Global Head and Vice President of Neuroscience Discovery and Biomarkers at Roche Pharmaceuticals from July 2011 to April 2016. Dr. Ghosh held roles of increasing responsibility at University of California at San Diego from July 2008 to April 2016. Dr. Ghosh received a B.S. in Physics from the California Institute of Technology and a Ph.D. in Neuroscience from Stanford University. We believe that Dr. Ghosh is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life science industry.
David L. Lacey, M.D., has served as a member of our board of directors since February 2018. Dr. Lacey currently serves as Scientific Advisor at Verdant Therapeutics Inc., a biotechnology company. Prior to that, Dr. Lacey held roles of increasing responsibility at Amgen from 1994 to 2011, including as Senior Vice President of Research. Dr. Lacey currently serves on the board of directors of argenx SE, a public biotechnology company. He also serves on the boards of directors of Nurix, Inc., a biotechnology company, and Inbiomotion SL, a biotechnology company. He previously served on the boards of directors or as an advisory board member to Bay Area Bioscience Association and AnaptysBio, Inc. Dr. Lacey previously served as Assistant Professor of Pathology at Jewish Hospital, Washington University Medical Center and was also a postgraduate research associate in the University of Colorado’s Department of Pathology. Dr. Lacey received a B.S. in Biology and an M.D. from the University of Colorado. We believe that Dr. Lacey is qualified to serve on our board of directors due to his extensive experience in biopharmaceutical development, as an advisor to biotechnology companies and his medical background.
Robert T. Nelsen has served as a member of our board of directors since its inception in November 2011. Mr. Nelsen is a co-founder and has served as a Managing Director of ARCH Venture Partners, a venture capital firm, since July 1994. Mr. Nelsen is currently a director of Beam Therapeutics Inc., a public biopharmaceutical company, Denali Therapeutics Inc., a public biopharmaceutical company, Vir Biotechnology Inc., a public biopharmaceutical company, and is Chairman of Hua Medicine, a public biopharmaceutical company in Hong Kong. In addition, Mr. Nelsen serves as a director of several private biotechnology companies, including GRAIL Inc., Sana Biotechnology, Inc., insitro Inc., Maze Therapeutics, Inc., and Encoded Genomics, Inc., among others. Previously, Mr. Nelsen served on a number of public biopharmaceutical and biotechnology companies, including Agios Pharmaceuticals, Juno Therapeutics, Sienna Biopharmaceuticals, Inc., Syros Phamraceuticals, Bellerophon Therapeutics, Inc., Fate Therapeutics, Inc., KYTHERA, NeurogesX, Inc., and Sage Therapeutics Inc. He also previously served as a Trustee of the Fred Hutchinson Cancer Research Institute, the Institute for Systems Biology, and was a director of the National Venture Capital Association. Mr. Nelsen holds an M.B.A. from the University of Chicago and a B.S. from the University of Puget Sound with majors in Economics and Biology.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the year ending December 31, 2020, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has served as the Company’s independent registered public accounting firm since 2017. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred for services related to the fiscal years ended December 31, 2019 and 2018, by EY, our independent registered public accounting firm.
	Year Ended December 31,
	2019	2018
	(In thousands)
Audit Fees(1)	$1,111	$1,884
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees(2)	2	—
Total Fees	$1,113	$1,884
(1)
Audit fees are for professional services rendered for the audits of our financial statements for the years ending December 31, 2019 and 2018; reviews of quarterly financial statements; professional services rendered in connection with our registration statements and securities offerings; and other accounting and financial reporting consultation services billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees for 2018 include services associated with our initial public offering, which was completed in May 2018. Fees in 2019 include fees associated with our shelf registration statement on Form S-3, which we filed with the SEC in June 2019, and our “at-the-market” offering program, which we launched in June 2019.

(2)	All Other Fees consist of fees billed in the indicated year for an annual subscription to EY’s online resource library.
All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by EY would not affect their independence.
Pre-Approval Policies and Procedures
The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at http://ir.unitybiotechnology.com/investor-relations.
The Audit Committee approved all of the audit, audit-related, tax and other services provided by EY for 2019 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Unity under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.unitybiotechnology.com/investor-relations. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Unity’s audited financial statements as of and for the year ended December 31, 2019. The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ( “PCAOB”) and the SEC.
In addition, the audit committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and is seeking ratification of such selection by the stockholders.
Audit Committee
Graham K. Cooper, Chair
Paul L. Berns
Camille D. Samuels

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.unitybiotechnology.com/investor-relations. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://ir.unitybiotechnology.com/investor-relations.
Independence of the Board of Directors
As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Leonard and Drs. David and Ghosh, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Drs. David and Ghosh are not considered independent because each is an employee of Unity. Mr. Leonard is not considered independent because he has been an employee of Unity within the last three years. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Leonard currently serves as the Chairman of our Board and Mr. Berns currently serves as the lead independent director of the Board. All of our directors are encouraged to make suggestions for agenda items and pre-meeting materials for meetings of the Board of Directors. In addition, in his role as lead independent director, Mr. Berns presides over the executive sessions of the Board in which our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	reviews and approves all related party transactions on an ongoing basis;
•	establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	annually reviews and assesses internal controls and treasury functions including cash management procedures;
•	investigates any reports received through the ethics helpline and reports to the Board periodically with respect to the information received through the ethics helpline and any related investigations;
•	reviews our critical accounting policies and estimates; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.
The current members of our Audit Committee are Paul L. Berns, Graham K. Cooper and Camille D. Samuels. Mr. Cooper serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Cooper is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Messrs. Berns and Cooper and Ms. Samuels are independent under the applicable rules of the SEC and Nasdaq.
The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation of and benefits for our officers and employees. The Compensation Committee approves or recommends to our Board corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.
The current members of our Compensation Committee are Paul L. Berns, Kristina M. Burow and Graham K. Cooper. Mr. Berns serves as the Chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Compensation Committee has retained Radford, a part of Rewards Solutions practice at AON plc (“AON Radford”), a compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. AON Radford reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. The Compensation Committee reviewed the independence of AON Radford, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the Compensation Committee determined that the engagement of AON Radford does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.
The current members of our Nominating and Corporate Governance Committee are Kristina M. Burow, David L. Lacey, and Margo R. Roberts. Dr. Lacey serves as the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.
The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 285 East Grand Ave., South San Francisco, CA 94080.
Science Committee
The Science Committee reviews, evaluates and advises the Board on the overall strategy, direction and effectiveness of our research and development programs and related investments, and on our Company’s progress in achieving its long-term strategic research and development goals and objectives. This includes regularly reviewing and making recommendations to the Board and management with respect to the Company’s research and development pipeline, evaluating and advising the Board and management on the opportunities and risks associated with the products, programs and technologies in which we are, or are considering, investing our research and development efforts, understanding emerging or evolving scientific or technological issues of importance to us and assisting the Board in understanding our intellectual property position in connection with the foregoing and otherwise.
The current members of our Science Committee are David L. Lacey and Margo R. Roberts. Dr. Lacey serves as the Chair of the committee.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met seven times and acted by unanimous written consent eight times during 2019. The Audit Committee met four times and acted by unanimous written consent once. The Compensation Committee met five times and acted by unanimous written consent four times. The Nominating and Corporate Governance Committee met two times and did not act by unanimous written consent. During 2019, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting, except for Mr. Nelsen, who attended 57% of the board of directors meetings held in 2019. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 285 East Grand Ave., South San Francisco, CA 94080. The Corporate Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
During 2019, our Compensation Committee consisted of Messrs. Berns and Cooper and Ms. Burow. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation−Narrative to 2019 Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Investor Rights Agreement
We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in May 2018 and which converted into shares of common stock in connection therewith. As of December 31, 2019, the holders of approximately 12 million shares of our common stock, including the shares of common stock issuable upon exercise of outstanding options, are entitled to rights with respect to the registration of their shares under the Securities Act.
Other Transactions
In 2016, we entered into a services agreement with Wuxi AppTec (Hong Kong) Limited, an affiliate of Wuxi PharmaTech Healthcare Fund I L.P. (“WuXi PharmaTech”), a beneficial owner of more than 5% of our outstanding capital stock. The Company incurred a total of $36,000, $0.6 million, $1.5 million, $1.8 million and $0.2 million in research and development expenses during the years ended December 31, 2016, 2017, 2018 and 2019, and the quarter ended March 31, 2020, respectively, related to this services agreement. In November 2018, we entered into a services arrangement with WuXi Biologics (Hong Kong) Limited, another affiliate of WuXi PharmaTech. The Company incurred a total of $0.1 million and $60,000 in research and development expenses during the years ended December 31, 2019, and the quarter ended March 31, 2020, respectively, in connection with this services arrangement.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
DIRECTOR COMPENSATION
We maintain a compensation program for our non-employee directors (the “Director Compensation Program”), which was initially adopted and approved by the Board in connection with our initial public offering and subsequently amended effective January 1, 2019. We do not provide directors who are also our employees any additional compensation for their service as directors.
Pursuant to the Director Compensation Program, each non-employee director receives an annual retainer of $35,000, the lead independent director receives an additional annual retainer of $25,000, the chairman receives an additional annual retainer of $35,000, and non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees:
Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Science Committee*	10,000	5,000
*	The Board approved the formation and compensation of the science committee in March 2019.
Under the Director Compensation Program, as amended and restated in June 2019, each non-employee director who is elected or appointed to our Board will automatically receive an option to purchase 50,000 shares of our common stock upon the director’s initial appointment or election to our Board (the “Initial Director Grant”). In addition, each non-employee director who is serving on our Board immediately following an annual stockholder’s meeting will automatically be granted an annual option to purchase 25,000 shares of our common stock on the date of such annual stockholder’s meeting (the “Annual Director Grant”). Each option granted under the Director Compensation Program has an exercise price per share equal to the closing trading price of our common stock on the date of grant (or the immediately preceding trading day if our common stock is not traded on the date of grant). The Initial Director Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Director Grant will vest in full on the earlier of the first anniversary of the grant date or the next annual stockholders meeting, subject to continued service through the applicable vesting date. All equity awards granted to our non-employee directors under the Director Compensation Program will vest in full immediately prior to the consummation of a change in control.
Prior to the amendment and restatement of the Director Compensation Program effective January 1, 2019, the annual retainer for board service was $40,000, the compensation committee chair and compensation committee member fees were $12,500 and $6,250, respectively, and the program did not include a separate retainer for the lead independent director. Prior to the amendment and restatement of the Director Compensation Program effective June 13, 2019, the size of the Initial Director Grant and Annual Director Grant were determined based on grant date fair values of $450,000 and $225,000, respectively.

Director Compensation Table
The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Paul L. Berns	77,500	177,580	255,080
Kristina M. Burow	44,000	177,580	221,580
Graham K. Cooper	55,000	177,580	232,580
David L. Lacey, M.D.	53,000	177,580	230,580
Robert T. Nelsen	35,000	177,580	212,580
Margo R. Roberts, Ph.D.	44,000	177,580	221,580
Camille D. Samuels	42,500	177,580	220,080
(1)
Amounts reflect the full grant date fair value of stock options granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the assumptions used in calculating these amounts.

(2)	At December 31, 2019, our non-employee directors held the following outstanding equity awards:
Name	Shares Subject to Outstanding Options	Shares of Restricted Stock
Paul L. Berns	109,745	—
Kristina M. Burow	65,678	—
Graham K. Cooper	35,169	28,249
David L. Lacey, M.D.	109,745	—
Robert T. Nelsen	65,678	—
Margo R. Roberts, Ph.D.	75,661	—
Camille D. Samuels	65,678	—
Effective March 30, 2020, Mr. Leonard stepped down as our Chief Executive Officer, but continued his service as Chairman of the Board. Between March 30, 2020, and June 30, 2020, Mr. Leonard will provide transition services to us in exchange for continued vesting of his outstanding equity awards pursuant to their existing terms. Notwithstanding his continued service to the Company as Chairman, Mr. Leonard has agreed to forfeit the unvested portions of his equity awards at the end of the transition services on June 30, 2020, except for the option granted to Mr. Leonard on January 19, 2017, which will continue to vest in accordance with its terms based on his continued service as Chairman through October 26, 2020. Mr. Leonard will be eligible to participate in the Director Compensation Program, provided that in lieu of an Annual Director Grant on the date of this Annual Meeting, Mr. Leonard will be granted an option to purchase 50,000 shares of our common stock with an exercise price per share equal to the closing trading price of our common stock on the date of the Annual Meeting. The option will vest in equal monthly installments over the three-year period immediately following this Annual Meeting. While serving as our Chairman, Mr. Leonard will also receive an additional annual retainer of $35,000.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of April 20, 2020.
Name	Age	Position(s)
Executive Officers
Anirvan Ghosh, Ph.D.	56	Chief Executive Officer and Director
Nathaniel E. David, Ph.D.	52	President and Director
Robert C. Goeltz II	47	Chief Financial Officer
Jamie Dananberg, M.D.	62	Chief Medical Officer
Daniel G. Marquess, D. Phil	51	Chief Scientific Officer
Tamara L. Tompkins, J.D.	55	General Counsel and Corporate Secretary
Executive Officers
Drs. David and Ghosh’s biographical information are included above under “Proposal No. 1 Election of Directors.”
Robert C. Goeltz II has served as our Chief Financial Officer since September 2017. Previously, he served as Chief Financial Officer of CytomX Therapeutics, Inc., a public biotechnology company, from May 2015 to May 2017. Prior to that, Mr. Goeltz served as Chief Financial Officer of Onyx Pharmaceuticals, Inc. after its acquisition by Amgen Inc., from October 2013 until May 2015. Previously, Mr. Goeltz held roles of increasing responsibility at Amgen, including in Business Development, Commercial Finance, R&D Finance and Corporate Accounting from August 2004 to November 2013. He began his career working in the audit practice of Ernst & Young LLP. Mr. Goeltz received a B.B.A. in Business from Emory University and an M.B.A. from the UCLA Anderson School of Management. He is also a Certified Public Accountant (inactive).
Jamie Dananberg, M.D., has served as our Chief Medical Officer since January 2016. Prior to that, Dr. Dananberg held roles of increasing responsibility at Takeda from August 2012 to October 2015, including as Executive Vice President, and at Eli Lilly & Co., a public pharmaceutical company, from October 2000 to September 2012, including as Vice President for Translational Medicine and Tailored Therapeutics. At the University of Michigan, Dr. Dananberg practiced medicine in Endocrinology & Metabolism and ran a basic science laboratory from 1983 to 1996. Dr. Dananberg received a B.S. in Biology and an M.D. from Tufts University.
Daniel G. Marquess, D. Phil., has served as our Chief Scientific Officer since December 2015. Prior to that, Dr. Marquess held roles of increasing responsibility at Theravance Biopharma, Inc., a public biopharmaceutical company, from June 1998 to December 2015, including as Vice President and Head of Medicinal Chemistry, and at GlaxoSmithKline, plc, a public pharmaceutical company from 1994 to 1998, including as a research scientist. Since November 2011, he has served as pharmaceutical discovery advisor to the Wellcome Trust, the second largest biomedical charitable organization in the world. Dr. Marquess received a B.S. in Chemistry from the Queen’s University, Belfast, Northern Ireland, and a D. Phil in Organic Chemistry from the University of Oxford.
Tamara L. Tompkins, J.D., has served as our General Counsel and Corporate Secretary since June 2017. Prior to that, Ms. Tompkins served as an Operating Partner, General Counsel, and Chief Administrative Officer of Khosla Ventures, a venture capital firm, from January 2013 to December 2016. From February 2005 to May 2012, Ms. Tompkins served as General Counsel of Amyris, Inc., a public bio-renewables company. She began her career in private practice, first with Shearman & Sterling, then Brobeck, Phleger & Harrison, and finally as Of Counsel at Morgan Lewis. Ms. Tompkins received a B.A. in History from Middlebury College and a J.D. from Georgetown University.

EXECUTIVE COMPENSATION
The following discusses our executive compensation program for our 2019 named executive officers (“NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our NEOs, or “say-on-pay” vote.
Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2019 and their positions with the Company were as follows:
•	Keith R. Leonard, Jr., Chairman and former Chief Executive Officer;
•	Nathaniel E. David, Ph.D., President; and
•	Robert C. Goeltz II, Chief Financial Officer.
Mr. Leonard stepped down as our Chief Executive Officer effective March 30, 2020, at which time Anirvan Ghosh was appointed our Chief Executive Officer. Mr. Leonard continues to serve as our Chairman.
2019 Summary Compensation Table
The following table sets forth total compensation earned by our NEOs for the fiscal years presented.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Keith R. Leonard, Jr. Chairman and former Chief Executive Officer	2019	550,000	360,000	1,900,028	306,281	154,513(3)	3,270,822
	2018	500,000	—	1,829,251	262,500	133,524	2,725,275
Nathaniel E. David, Ph.D. President	2019	450,000	189,675	780,473	179,663	11,200(4)	1,611,011
	2018	437,750	—	611,271	175,932	1,639,038	2,863,991
Robert C. Goeltz II Chief Financial Officer	2019	400,000	189,675	853,916	166,100	11,200(4)	1,620,891
	2018	373,068	—	392,653	142,325	—	908,046
(1)
Amounts reflect the full grant date fair value of stock and option awards computed in accordance with ASC Topic 718. See Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the assumptions used in calculating these amounts. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.

(2)
Amounts represent the annual performance-based cash incentive earned by our NEOs based on the achievement of certain corporate performance objectives and individual performance during 2019. These amounts were paid to the NEOs in early 2020. Please see the descriptions of the annual performance incentive payments paid to our NEOs under “2019 Incentive Compensation” below.

(3)
Amount represents $90,000 for Mr. Leonard’s housing allowance, $36,132 in taxable reimbursement of expenses incurred by Mr. Leonard in traveling from his home in Southern California to our principal offices in Brisbane, California, $17,181 in reimbursement of taxes incurred by him in connection with our reimbursement of certain of his travel expenses and $11,200 in Company matching contributions under our 401(k) plan.

(4)	Amount represents Company matching contributions under our 401(k) plan.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2019.
		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Keith R. Leonard, Jr.	6/20/2019(2)	32,500	227,500		9.00	6/19/2029
	5/2/2018(3)	26,835	40,962		17.00	5/1/2028
	N/A(4)	35,525		106,577	3.42	1/28/2028
	10/26/2016(5)	1,364,100			3.39	1/19/2027
	6/20/2019(6)						40,000	288,400
	1/10/2016(7)						5,650	40,737
Nathaniel E. David, Ph.D.	6/20/2019(2)	13,350	93,450		9.00	6/19/2029
	5/2/2018(3)	18,785	28,673		17.00	5/1/2028
	N/A(4)	54,942		83,475	3.42	9/25/2027
	6/20/2019(6)						21,075	151,951
Robert C. Goeltz II	6/20/2019(2)	14,606	102,244		9.00	6/19/2029
	5/2/2018(3)	12,076	18,432		17.00	5/1/2028
	N/A(4)	28,813		86,441	3.42	9/25/2027
	9/26/2017(5)	120,621			3.42	9/25/2027
	6/20/2019(6)						21,075	151,951
(1)	Based on closing price of our common stock on December 31, 2019 ($7.21 per share).
(2)	Vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(3)
Vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to continued service on each applicable vesting date.

(4)
Of the unearned shares reported (i) 1/3rd shall be earned and vest upon (A) the closing of a financing or a change of control transaction at a price per share of at least $36.875, or (B) the attainment of an average closing price of our common stock of at least $36.875 over a trailing 30-day period; and (ii) 2/3rd shall be earned and vest upon the achievement of a financing, a change in control transaction, or an average trading price which, in each case, correlates to a valuation of at least $2.5 billion, subject to continued service through each applicable vesting date.

(5)
The option is exercisable immediately, in whole or in part, conditioned upon the executive entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service through each applicable vesting date.

(6)	Represents RSUs that vest as to one-third on each anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(7)
Represents shares of restricted stock acquired upon the exercise of an option prior to vesting. The shares of restricted stock are subject to repurchase by us at the original exercise price of $0.32 upon a termination of service prior to vesting. The shares reported vest in equal monthly installments through the fourth anniversary of the vesting commencement date subject to continued service through each applicable vesting date.

Narrative to 2019 Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End
Executive Compensation Philosophy & Compensation Mix
We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash incentive opportunity incentivize the achievement of shorter-term goals, our long-term equity awards represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive, including the NEOs, for their individual contributions to the Company, both present and future.
At this phase in our growth cycle, a majority of the annual total direct compensation of our NEOs is directly tied, through the use of equity awards, to the growth in the value of our common stock. The chart below compares the percentage breakdown of Mr. Leonard’s and the other NEOs’ total compensation for 2019. The data set forth in the “Other NEOs” table represents the average relative weighting between fixed and performance-related compensation for the other two NEOs.

Executive Compensation Process
The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), administers our various equity plans and approves or makes recommendations regarding the compensation of our executive officers, including our NEOs, to the Board. The Compensation Committee reviews the performance of each NEO to determine whether to make any changes to their compensation. The Compensation Committee approves such changes or presents its recommendations to our Board for review and final approval.
Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the salary, annual cash incentive award, and equity awards for the executive officers other than himself, including the NEOs. At the Compensation Committee’s request, our Chief Executive Officer reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our NEOs. The Compensation Committee gives considerable weight to our Chief Executive Officer’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.
The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, our Chief Executive Officer participates in Compensation Committee meetings, providing input from our executive team on organizational structure, executive development, and financial analysis.
While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every year. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation. The Compensation Committee engages AON Radford to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program.
2019 Salaries
We use base salary to compensate our NEOs for their experience, skills, knowledge, role and responsibilities. When establishing the base salaries of our NEOs, our Board of Directors and the Compensation Committee consider a variety of factors, including each NEO’s seniority and level of responsibility as well as competitive market data and our ability to find a replacement if the individual left our employment. The base salary of each NEO is reviewed annually and adjusted from time to time to reflect performance and realign with market data. In January 2019, upon recommendation of the Compensation Committee, the Board approved increasing Mr. Leonard’s annual base salary from $500,000 to $550,000, Dr. David’s annual base salary from $437,750 to $450,000, and Mr. Goeltz’s annual base salary from $385,000 to $400,000.

2019 Incentive Compensation
We use cash incentive compensation to motivate our NEOs to achieve our annual operational objectives, while making progress towards our longer-term growth and other corporate goals. At the beginning of each year, typically in January, the Board approves a set of technical, operational and financial goals for the Company for that year which are key drivers in determining the eventual cash incentive compensation for that year. The Compensation Committee recommends annual cash incentive compensation targets for our NEOs to our Board for its consideration and approval. Each NEO’s target cash incentive is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level and, in the case of Dr. David and Mr. Goeltz, individual performance. The 2019 annual cash incentive targets for Mr. Leonard, Dr. David and Mr. Goeltz were set at 55%, 40% and 40% of their respective base salaries.
For 2019, our NEOs were eligible to earn annual cash incentives based on the achievement of certain corporate performance objectives approved by the Compensation Committee and the Board, as well as individual performance objectives for Dr. David and Mr. Goeltz. For the 2019, the Board set corporate performance goals in the three broad strategic areas of (i) advancing therapeutic programs, (ii) discovering new molecules, pathways and diseases, and (iii) company building. Each area included specific performance objectives and a corresponding weighting. For each strategic area, the Board also approved certain “stretch” goals with corresponding weightings, such that the corporate goals could be achieved at up to 150% of target. In the case of Dr. David and Mr. Goeltz, 75% of the cash incentive was determined by the Company’s performance and 25% was determined by individual performance. The entirety of Mr. Leonard’s annual cash incentive was determined by the Company’s performance. In January 2020, the Board reviewed and approved the achievement of our 2019 corporate goals at 101.25%. Based on this level of achievement and adjustments for individual 2019 performance for Dr. David and Mr. Goeltz, which were determined by the Board following the recommendation of Mr. Leonard, our NEOs were paid at the following percentages of their targeted amounts: Mr. Leonard: 101.25%; Dr. David: 99.8%; and Mr. Goeltz: 103.8%.
The actual annual cash incentives awarded to each NEO for 2019 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
We use equity awards to motivate and reward our executive officers for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our executive officers with those of our shareholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.
In June 2019, we made the following grants of stock options and restricted stock units to each of our named executive officers.
NEO	Number of Shares Underlying Options	Restricted Stock Units
Keith R. Leonard, Jr.	260,000	40,000
Nathaniel E. David, Ph.D.	106,800	21,075
Robert C. Goeltz II	116,850	21,075
The options vest as to 1/48th of the shares on each monthly anniversary of the grant date, and the restricted stock units vest one-third on each of the first three anniversaries of the grant date, in each case, subject to continued service on each applicable vesting date.
Other Elements of Compensation
Retirement Plan
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We began making matching safe-harbor contributions made by participants in the 401(k) plan effective January 1, 2019 at 100% of the first 4% of each participant’s contributions. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Perquisites, Reimbursements and Other Benefits
Pursuant to Mr. Leonard’s employment agreement, which was in effect during 2019, we provide a monthly allowance of $7,500 for housing in the San Francisco Bay Area, where our principal offices are located. We also provided to Mr. Leonard reimbursement of commuting expenses to our principal offices and reimbursed certain taxes incurred by him in connection with our reimbursement of certain of his travel expenses. We believe these benefits are reasonable and are intended to facilitate Mr. Leonard being accessible to the business as required. Other than the housing allowance and commuting reimbursements provided to Mr. Leonard, we do not provide perquisites or other personal benefits to our NEOs.
Executive Compensation Arrangements
During 2019, we were party to employment agreements with each of our NEOs, which provide for base salaries, target cash incentives, benefit plan participation, as well as certain additional benefits, as described below.
Keith R. Leonard, Jr.
Pursuant to Mr. Leonard’s employment agreement, which was in effect during 2019, in the event of a change in control of the Company, Mr. Leonard’s options outstanding as of the effective date of the employment agreement would vest as to the lesser of (i) 6/48ths of the original number of shares underlying the option or (ii) the remaining unvested shares underlying the options, and any then unvested shares would convert to a time-based option which would vest in substantially equal installments on each of the first six monthly anniversaries of the change in control, subject to Mr. Leonard’s continued service through the applicable vesting date. All equity awards granted to Mr. Leonard after the effective date of the employment agreement (including any performance awards to the extent then-unvested based on the change in control price) would vest as to 50% of the then-unvested shares subject thereto, and the remaining unvested shares would convert to a time-based equity award which would vest in substantially equal installments on each of the first twelve monthly anniversaries of the change in control, subject to Mr. Leonard’s continued service through the applicable vesting date.
In addition, Mr. Leonard’s employment agreement provided that in the event he was terminated by the Company without “cause” or resigned for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Mr. Leonard would be entitled to receive: (i) continued base salary for 12 months following the date of termination; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) 12 months’ accelerated vesting of his equity awards, subject to his execution and delivery of a release of claims against the Company. In the event Mr. Leonard was terminated without cause or resigned for good reason, during a period of time that began three months prior to and ended 18 months following a change in control, Mr. Leonard would be eligible to receive: (i) a lump sum severance payment equal to his annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) full acceleration of his equity awards, subject to his execution and delivery of a release of claims against the Company.
The employment agreement with Mr. Leonard included a “best pay” provision, pursuant to which, in the event any payment or benefit Mr. Leonard would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Mr. Leonard would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Mr. Leonard on an after-tax basis.
Effective March 30, 2020, Mr. Leonard stepped down as our Chief Executive Officer, but continued his service as Chairman of the Board. In connection with such transition, Mr. Leonard’s compensation was modified as described above under “Director Compensation”.
Nathaniel E. David, Ph.D. and Robert C. Goeltz II
Pursuant to the employment agreements in effect during 2019 with each of Dr. David and Mr. Goeltz, in the event of a change in control of the Company, the executive’s equity awards (including any performance awards to the extent then-unvested based on the change in control price) will vest as to 50% of the then-unvested shares subject thereto, and the remaining unvested shares will convert to a time-based equity award which will vest in substantially equal installments on each of the first twelve monthly anniversaries of the change in control, subject to the executive’s continued service through the applicable vesting date. In addition, in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the employment agreements), in either case, that occurs within the period beginning three months prior to and ending 18 months following a change in control, subject to his execution and delivery of a release of claims against the Company, the executive would be eligible to receive: (i) an amount equal to 0.75 times the sum of the executive’s annual base salary and target incentive payment, payable in a lump sum; (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination; and (iii) full acceleration of his equity awards.
The employment agreements include a “best pay” provision, pursuant to which, in the event any payment or benefit the NEO would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, the NEO will receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to the NEO on an after-tax basis.
In March 2020, the employment agreements with each of Dr. David and Mr. Goeltz were amended to provide that in the event of a termination without cause or resignation for good reason, in either case, that occurs outside of the period beginning three months prior to and ending 18 months following a change in control, subject to his execution and delivery of a release of claims against the Company, the executive would be eligible to receive: (i) continued base salary for nine months following the date of termination and (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination. In addition, the employment agreements were amended to provide that in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the employment agreements), in either case, that occurs within the period beginning three months prior to and ending 18 months following a change in control, subject to his execution and delivery of a release of claims against the Company, the executive would be eligible to receive: (i) an amount equal to the sum of the executive’s annual base salary and target incentive payment, payable in a lump sum and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination. Dr. David and Mr. Goeltz remain eligible to receive the same vesting acceleration benefits described above under their amended employment agreements.
Compensation Risk Assessment
Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(3)(4)(5)	7,232,785	$7.62	3,793,121(6)
Equity Compensation Plans Not Approved by Stockholders(7)	169,491	3.39	—
Total	7,232,785	$7.62	3,793,121
(1)
Amounts include (i) 6,906,898 outstanding options and 325,887 outstanding RSUs under the 2018 Plan and the 2013 Plan, and (ii) 169,491 shares subject to options granted outside of the 2018 Plan and the 2013 Plan.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.

(3)	Includes the 2018 Plan, the 2013 Plan and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(4)
The 2018 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2018 Plan shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) five percent (5.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 60,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(5)
The 2018 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2018 ESPP shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 8,000,000 shares of our common stock may be issued thereunder.

(6)
Includes 876,801 shares that were available for future issuance as of December 31, 2019 under the 2018 ESPP (all of which were subject to purchase under the offering period in effect as of December 31, 2019, which offering period will end on May 15, 2020).

(7)
Consists of 169,491 shares subject to options granted outside of the 2018 Plan and the 2013 Plan. The options were granted at an exercise price of $3.39 and vest as to (i) 12.5% of the shares on the six-month anniversary of the vesting commencement date, and (ii) one 1/48th of the shares in equal monthly installments thereafter through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 20, 2020 for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each named executive officer as set forth in the summary compensation table above;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 20, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on 49,025,254 shares of our common stock issued and outstanding on April 20, 2020. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Entities Associated with ARCH Venture Partners(1)	10,048,181	—	10,048,181	20.5%
WuXi PharmaTech Healthcare Fund I LP(2)	3,244,323	—	3,244,323	6.6%
Entities Associated with Venrock(3)	2,680,039	—	2,680,039	5.5%
Entities Associated with Baillie Gifford & Co(4)	3,803,014	—	3,803,014	7.8%
Entities Associated with FMR, LLC(5)	4,850,989	—	4,850,989	9.9%
Named Executive Officers and Directors:
Keith R. Leonard Jr.(6)	706,799	1,494,518	2,201,317	4.5%
Nathaniel E. David, Ph.D.(7)	2,278,656	108,237	2,386,893	4.9%
Robert C. Goeltz II (8)	113,329	187,025	300,354	*
Paul L. Berns(9)	3,261	56,496	59,757	*
Kristina M. Burow(10)	112,994	27,118	140,112	*
Graham K. Cooper(11)	84,745	10,169	94,914	*
Anirvan Ghosh, Ph.D.	30,000	—	30,000	*
David L. Lacey, M.D.(12)	—	84,745	84,745	*
Robert T. Nelsen(13)	10,048,181	27,118	10,075,299	20.5%
Margo R. Roberts, Ph.D.(14)	—	25,330	25,330	*
Camille D. Samuels(15)	10,169	27,118	37,287	*
All directors and executive officers as a group (14 persons)(16)	14,133,473	2,352,884	16,486,357	33.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
As reported on a Schedule 13G filed with the SEC on February 13, 2020. Consists of (i) 8,365,764 shares of common stock held by ARCH Venture Fund VII, L.P. (“ARCH VII”), and (ii) 1,682,417 shares of common stock held by ARCH Venture Fund VIII Overage, L.P. (“ARCH VIII Overage”). ARCH Venture Partners VII, L.P. (“AVP VII LP”), as the sole general partner of ARCH VII, may be deemed to beneficially own certain of the shares held by ARCH VII. AVP VII LP disclaims beneficial ownership of all shares held by ARCH VII in which AVP VII LP does not have an actual pecuniary interest. ARCH Venture Partners VII, LLC (“AVP VII LLC”), as the sole general partner of AVP VII LP, may be deemed to beneficially own the shares held by ARCH VII. AVP VII LLC disclaims beneficial ownership of all shares held by ARCH VII in which AVP VII LLC does not have an actual pecuniary interest. ARCH Venture Partners VIII, LLC (“AVP VIII LLC”), as the sole general partner of ARCH VIII Overage, may be deemed to beneficially own the shares held by ARCH VIII Overage. AVP VIII LLC disclaims beneficial ownership of all shares held by ARCH VIII Overage in which AVP VIII LLC does not have an actual pecuniary interest. As managing directors of AVP VII LP and AVP VIII LLC, each of Keith Crandell, Clinton Bybee and Robert T. Nelsen (the “ARCH Managing Directors”) may be deemed to share the power to direct the disposition and vote of, and therefore to beneficially own, the shares held by ARCH VII and ARCH VIII Overage. The ARCH Managing Directors disclaim beneficial ownership of all shares held by ARCH VII and ARCH VIII Overage except to the extent of any actual pecuniary interest. The address of ARCH VII, ARCH Overage VIII, AVP VII LP, AVP VII LLC, AVP VIII LLC, and the ARCH Managing Directors is 8755 West Higgins Avenue, Suite 1025, Chicago, Illinois 60631.

(2)
Consists of 3,244,323 shares of common stock held by WuXi PharmaTech Healthcare Fund I LP (“WuXi”). Wuxi AppTec (Hong Kong) Limited (“WuXi AppTec”), as the sole general partner of WuXi, may be deemed to beneficially own the shares held by WuXi. As the Chairman and Chief Executive Officer of WuXi AppTec, Dr. Ge Li may be deemed to hold the power to direct the disposition and vote of, and therefore to own the shares held by WuXi. Dr. Li disclaims beneficial ownership of all shares held by WuXi except to the extent of any actual pecuniary interest. The address for WuXi is 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai 200131 PRC.

(3)
Consists of (i) 2,474,163 shares of common stock held by Venrock Associates VII, L.P. (“Venrock Associates”), and (ii) 205,876 shares of common stock held by Venrock Partners VII, L.P. (“Venrock Partners”). Venrock Management VII, LLC (“Venrock Management”) is the sole general partner of Venrock Associates and Venrock Partners. As sole general partner for each of Venrock Associates and Venrock Partners, Venrock Management may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by Venrock Associates and Venrock Partners. Investment and voting decisions by Venrock Management are made jointly by three or more individuals who are managing directors, and therefore no individual managing director of Venrock Management is the beneficial owner of the shares held by Venrock Associates and Venrock Partners. Venrock Management expressly disclaims beneficial ownership over all shares held by Venrock Associates and Venrock Partners, except to the extent of their indirect pecuniary interest therein. The address for Venrock Associates and Venrock Partners is 3340 Hillview Avenue, Palo Alto, California 94304.

(4)
As reported on Schedule 13G filed with the SEC on February 3, 2020, consists of (i) 3,213,903 shares of common stock held by Scottish Mortgage Investment Trust PLC (“SMIT”), (ii) 341,111 shares of common stock held by Edinburgh Worldwide Investment Trust PLC (“EWIT”) and (iii) 248,000 shares of common stock held by entities and funds affiliated with Baillie Gifford & Co. As agent for each of SMIT and EWIT, Baillie Gifford & Co may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by SMIT and EWIT. No individual partner of Baillie Gifford & Co or group of three or fewer individuals has power to make investment or voting decisions of Baillie Gifford & Co, and therefore no individual partner of Baillie Gifford & Co is the beneficial owner of the shares held by SMIT and EWIT. Baillie Gifford & Co disclaims beneficial ownership of all shares held by SMIT and EWIT. Each of SMIT and EWIT are publicly traded companies. The address for SMIT and EWIT is c/o Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

(5)
As reported on a Schedule 13G/A filed with the SEC on February 7, 2020. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC and Abigail P. Johnson may be deemed to have beneficial ownership of 4,850,989 shares of common stock. Fidelity Growth Company Fund may be deemed to have beneficial ownership of 1,843,882 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Consists of (i) 54,257 shares of common stock, (ii) 152,542 shares of common stock held by Keith Richard Leonard, Jr. 2017 Retained Annuity Trust, (iii) 500,000 shares of common stock held by Keith Richard Leonard, Jr. 2019 Retained Annuity Trust, and (iv) 1,494,518 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.

(7)	Consists of (i) 2,278,656 shares of common stock, and (ii) 108,237 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.
(8)	Consists of (i) 113,329 shares of common stock, and (ii) 187,025 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.
(9)	Consists of (i) 3,261 shares of common stock, and (ii) 56,496 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.
(10)
Consists of (i) 79,096 shares of common stock held by Backes & Burow 2012 Revocable Trust, (ii) 33,898 shares of common stock held by Ms. Burow’s spouse, and (iii) 27,118 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.

(11)	Consists of (i) 84,745 shares of common stock, and (ii) 10,169 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.

(12)	Consists of 84,745 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.
(13)
Consists of (i) the shares described in note 1 above, and (ii) 27,118 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020. Mr. Nelsen is a managing director of GPLLC, which is the sole general partner of GPLP, which is the sole general partner of ARCH VIII and ARCH Overage, and as such may be deemed to beneficially own such shares. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(14)	Consists of 25,330 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.
(15)
Consists of (i) 10,169 shares of common stock, and (ii) 27,118 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020. Ms. Samuels is affiliated with Venrock. Ms. Samuels does not have voting or dispositive control over the shares held by the entities affiliated with Venrock referenced in footnote 3 above.

(16)
Consists of (i) the shares described in notes 6 through 15 above, (ii) 745,339 shares of common stock, and (iii) 305,010 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 20, 2020.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2019.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Unity stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 285 East Grand Ave., South San Francisco, CA 94080 or (3) request from the Company by calling 650-416-1192. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Unity stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 285 East Grand Ave., South San Francisco, CA 94080.
By Order of the Board of Directors

/s/ ANIRVAN GHOSH, PH.D.
Anirvan Ghosh, Ph.D.
Chief Executive Officer and Director
April 24, 2020

UNITY BIOTECHNOLOGY

UNITY BIOTECHNOLOGY, INC.
ATTN: TAMARA L. TOMPKINS
285 EAST GRAND AVE.
SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UBX2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 1 and 2:

	For All	Withhold All	For All Except
1. Election of three Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Paul L. Berns 02 Graham K. Cooper 03 Camille D. Samuels

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000458565_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com

UNITY BIOTECHNOLOGY, INC.
2020 Annual Meeting of Stockholders
June 18, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Anirvan Ghosh and Tamara L. Tompkins, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UNITY BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, PDT on 6/18/2020, virtually via a live webcast at www.virtualshareholdermeeting.com/UBX2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000458565_2 R1.0.1.18